UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):  April 14, 2020
DICK'S SPORTING GOODS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31463	16-1241537
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

345 Court Street, Coraopolis, PA 15108
(Address of Principal Executive Offices)

(724) 273-3400
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.01 par value	DKS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 14, 2020, Dick’s Sporting Goods, Inc. (“Dick’s,” “we,” “us,” “our,” or the “Company”), Dick’s Merchandising & Supply Chain, Inc., and certain other subsidiaries of the Company entered into an amendment to the Company’s senior secured revolving credit facility (the “Credit Facility”) with Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent, and the other lenders party thereto, to, among other things, clarify that the notes (defined below), once issued, are unsecured debt of the Company and do not and will not constitute “Equity Interests” under the terms of the Credit Facility.

The foregoing description of the amendment and the Credit Facility is qualified in its entirety by reference to the full and complete terms of the amendment which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference and to the full and complete terms of the Credit Facility and its prior amendments, all of which were included as exhibits to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 20, 2020 and the Company’s Current Report on Form 8-K filed with the SEC on March 31, 2020.

ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

ITEM 8.01. OTHER EVENTS
On April 14, 2020, the Company issued a press release announcing the pricing of the previously announced offering of $500 million aggregate principal amount of convertible senior notes due 2025 (the “notes”) in a private placement, and the related grant to the initial purchasers of the notes of an option to purchase up to an additional $75 million aggregate principal amount of notes in the private placement.  In connection with the pricing of the notes, the Company entered into convertible note hedge and warrant transactions with certain financial institutions.  The closing of the private placement offering is expected to occur on or about April 17, 2020, subject to customary closing conditions.
A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
This Current Report on Form 8-K does not and will not constitute an offer to sell, or the solicitation of an offer to buy, the notes, any shares of the Company’s common stock issuable upon conversion of the notes, or any other securities, nor will there be any sale of the notes or any such shares or other securities, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful. Any offer will be made only by means of a private offering memorandum.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties
This Current Report on Form 8-K includes forward-looking statements concerning Dick’s expectations, anticipations, intentions, beliefs or strategies regarding the future, including statements regarding the offering of the notes, the anticipated terms of the notes being offered, the completion, timing and size of the proposed offering, the intended use of the proceeds and the anticipated terms of, and the effects of entering into, the bond hedge and warrant transactions.  Forward-looking statements represent Dick’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements and there can be no assurance that future developments affecting Dick’s will be those that it has anticipated.  Among those risks and uncertainties are market conditions, including market interest rates, the trading price and volatility of Dick’s common stock and risks relating to Dick’s business, including the anticipated impact to consumer demand and supply chain due to the spread of the coronavirus (COVID-19) and other risks described in periodic reports that Dick’s files from time to time with the SEC. Dick’s may not consummate the proposed offering described in this Current Report on Form 8-K and, if the proposed offering is consummated, cannot provide any assurances regarding the final terms of the offer or the notes or its ability to effectively apply the net proceeds as described above.

For additional information on these and other factors that could affect Dick’s actual results, see the risk factors set forth in Dick’s filings with the SEC, including the most recent Annual Report filed with the SEC on March 20, 2020 and the Current Report on Form 8-K filed with the SEC on April 14, 2020.  Dick’s disclaims and does not undertake any obligation to update or revise any forward-looking statement in this Current Report on Form 8-K, except as required by applicable law or regulation.  Forward-looking statements included in this Current Report on Form 8-K are made as of the date hereof.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.
Exhibit Number	Description
10.1
Sixth Amendment to the Amended and Restated Credit Agreement, dated as of April 14, 2020, among Dick’s Sporting Goods, Inc. and Dick’s Merchandising & Supply Chain, Inc., as borrowers, the guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent, collateral agent, letter of credit issuer and swing line lender, and the lenders party thereto.

99.1	Press Release dated April 14, 2020 by Dick’s Sporting Goods, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
DICK’S SPORTING GOODS, INC.
Date: April 14, 2020	By: /s/ Lee J. Belitsky Name: Lee J. Belitsky Title: Executive Vice President - Chief Financial Officer